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                                                                     EXHIBIT 4.8





                         RECEIVABLES PURCHASE AGREEMENT

                                     between

                      WORLD FINANCIAL NETWORK NATIONAL BANK

                                   RPA Seller,

                                       and

                             WFN CREDIT COMPANY, LLC

                                    Purchaser

                          Dated as of [_________], 2001



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          RECEIVABLES PURCHASE AGREEMENT, dated as of [            ], 2001
(this "AGREEMENT") between WORLD FINANCIAL NETWORK NATIONAL BANK, a national banking association ("WFN"), as seller ("RPA SELLER"), and WFN CREDIT COMPANY, LLC, a Delaware limited liability company, as purchaser
("PURCHASER").

                                R E C I T A L S:

          WHEREAS, Purchaser desires to purchase, from time to time, certain Receivables arising under certain specified Accounts of RPA Seller;

          WHEREAS, RPA Seller desires to sell and assign such Receivables to Purchaser, from time to time, upon the terms and conditions hereinafter set forth;

          WHEREAS, prior to the Certificate Trust Termination Date, it is contemplated that the Receivables purchased hereunder will be transferred by Purchaser to BNY Midwest Trust Company ("CERTIFICATE TRUST TRUSTEE"), as Trustee for World Financial Network Credit Card Master Trust (the "CERTIFICATE TRUST"), pursuant to the Second Amended and Restated Pooling and
Servicing Agreement dated as of [            ], 2001 (the "POOLING AND
SERVICING AGREEMENT") among WFN Credit Company, LLC, as Transferor, WFN, as Servicer, and Certificate Trust Trustee in connection with the issuance of certain Investor Certificates;

          WHEREAS, after the Certificate Trust Termination Date, it is contemplated that the Receivables purchased hereunder will be transferred by Purchaser to World Financial Network Credit Card Master Note Trust (the "NOTE TRUST") pursuant to the Transfer and Servicing Agreement, dated as of
[            ], 2001 between WFN Credit Company, LLC, as Transferor, WFN, as
Servicer and the Note Trust, and that the Note Trust will thereafter pledge all of its right, title and interest therein to BNY Midwest Trust Company ("INDENTURE TRUSTEE"), as Indenture Trustee for the benefit of the
Noteholders under Indenture, dated as of [            ], 2001 (the
"INDENTURE") among Indenture Trustee and the Note Trust;

          NOW, THEREFORE, it is hereby agreed by and between Purchaser and RPA Seller as follows:

                                   ARTICLE I

                                   DEFINITIONS

          Section 1.1 DEFINITIONS. Each capitalized term used herein or in any certificate, document, or Conveyance Paper made or delivered pursuant hereto, and not defined herein or therein, shall (i) prior to the Certificate Trust Termination Date, have the meaning (if any) specified in the Pooling and Servicing Agreement, and, if not otherwise defined therein, shall have the meaning specified in Annex A to the Indenture and (ii) after the Certificate Trust


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Termination Date, shall have the meaning specified in Annex A to the Indenture.
In addition, the following words and phrases shall have the following meanings:

          "CLOSING DATE" means, collectively, (a) prior to the Certificate Trust Termination Date, any "Closing Date" (as defined in the Pooling and Servicing Agreement) and (b) any "Closing Date" (as defined in Annex A to the Indenture).

          "ENHANCEMENT" means, collectively, (a) prior to the Certificate Trust Termination Date, any "Enhancement" (as defined in the Pooling and Servicing Agreement) and (b) any "Enhancement" (as defined in Annex A to the Indenture).

          "ENHANCEMENT PROVIDER" means, collectively, (a) prior to the Certificate Trust Termination Date, any "Enhancement Provider" (as defined in the Pooling and Servicing Agreement) and (b) any "Enhancement Provider" (as defined in Annex A to the Indenture).

          "HOLDERS" means the Investor Holders and the Noteholders.

          "RATING AGENCY" means (a) with respect to any Series of Investor Certificates, a "Rating Agency" (as defined in the Pooling and Servicing Agreement) for such Series, and (b) with respect to any Series of Notes, a "Rating Agency" (as defined in Annex A to the Indenture) for such Series.

          "RATING AGENCY CONDITION" means, with respect to any action, that the "Rating Agency Condition" (as defined in the Pooling and Servicing Agreement) shall have been satisfied with respect to each outstanding Series of Investor Certificates and that the "RATING AGENCY CONDITION" (as defined in Annex A to the Indenture) shall have been satisfied with respect to each outstanding Series of Notes.

          "SERIES" means, as the context requires, (a) any Series (as defined in the Pooling and Servicing Agreement) or (b) any "Series" (as defined in Annex A to the Indenture).

          "SUPPLEMENT" means any "SUPPLEMENT" to (and as defined in) the Pooling and Servicing Agreement and any Indenture Supplement.

          "TRANSACTION DOCUMENTS" means, collectively, (a) prior to the Certificate Trust Termination Date, the "TRANSACTION DOCUMENTS" (as defined in the Pooling and Servicing Agreement) and (b) the "Transaction Documents" (as defined in Annex A to the Indenture).

          Section 1.2 OTHER DEFINITIONAL PROVISIONS. All terms defined directly or by reference in this Agreement shall have the defined meanings when used in any certificate or other document delivered pursuant hereto unless otherwise defined therein. For purposes of this Agreement and all such certificates and other documents, unless the context otherwise requires: (i) accounting terms not otherwise defined in this Agreement, and accounting terms partly defined in this

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Agreement to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles; (ii) terms defined in
Article 9 of the UCC as in effect in the State of Ohio and not otherwise defined in this Agreement are used as defined in that Article; (iii) any reference to each Rating Agency shall only apply to any specific rating agency if such rating agency is then rating any outstanding Series; (iv) references to any amount as on deposit or outstanding on any particular date means such amount at the close of business on such day; (v) the words "hereof," "herein" and "hereunder" and words of similar import refer to this Agreement (or the certificate or other document in which they are used) as a whole and not to any particular provision of this Agreement (or such certificate or document); (vi) references to any Section, Schedule or Exhibit are references to Sections, Schedules and Exhibits in or to this Agreement
(or the certificate or other document in which the reference is made), and references to any paragraph, Section, clause or other subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (vii) the term "including" means "including without limitation"; (viii) references to any law or regulation refer to that law or regulation as amended from time to time and include any successor law or regulation; (ix) references to any Person include that Person's successors and assigns; and (x) headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

                                   ARTICLE II

                      SALE AND CONTRIBUTION OF RECEIVABLES

          Section 2.1 SALES AND CONTRIBUTIONS.

          (a) In consideration of the membership interest in Purchaser held by RPA Seller, RPA Seller agrees to contribute, and does hereby contribute to Purchaser, and Purchaser agrees to accept, and does hereby accept, from RPA
Seller on the Effective Date, $[           ] of Existing Assets. The Existing
Assets not so contributed to Purchaser on the Effective Date are hereby sold, transferred, set over, assigned and otherwise conveyed by RPA Seller to Purchaser for a purchase price to be agreed to by RPA Seller and Purchaser, which purchase price shall be payable on the Effective Date and shall not be materially less favorable to RPA Seller than prices for transactions of a generally similar character taking into account the quality of such Existing Assets and other pertinent factors. The purchase price for the Existing Assets (other than Existing Assets contributed to Purchaser) shall be deemed to be a borrowing under the Subordinated Note. The contribution and sales of the Existing Assets from RPA Seller to Purchaser are subject in each case to any rights in the Existing Assets transferred, assigned, set over or otherwise conveyed to the Certificate Trust Trustee pursuant to the Existing PSA. It is understood and agreed that the obligations of RPA Seller specified herein with respect to the Receivables, including its repurchase obligations under ARTICLE VI of this Agreement, shall apply to all Receivables, whether originated before, on or after the Effective Date. RPA Seller and

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Purchaser hereby agree that each existing Receivable sold by RPA Seller to the
Certificate Trust pursuant to the Existing PSA before the Effective Date shall be deemed to have been sold by RPA Seller to Purchaser on the date on which it was so sold to the Certificate Trust.

          (b) RPA Seller hereby transfers, assigns, sets over and otherwise conveys to Purchaser without recourse (except as expressly provided herein), and Purchaser purchases and/or accepts as a capital contribution, as applicable, from RPA Seller, all of RPA Seller's right, title and interest in and to the Receivables now existing and arising from time to time in the Accounts and Related Assets with respect thereto (other than the Existing Assets); PROVIDED, HOWEVER, that Principal Receivables originated after the occurrence of an Insolvency Event with respect to RPA Seller shall not be conveyed hereunder.

          (c) RPA Seller agrees (i) to record and file, at its own expense, financing statements (and continuation statements when applicable) with respect to the Receivables now existing and hereafter created, meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect, and maintain perfection of, the conveyance of the Receivables to Purchaser and the first priority nature of Purchaser's interest in the Receivables and to deliver a file-stamped copy of such financing statements or other evidence of such filings to Purchaser and Receivables Trust Trustee (which evidence may, for purposes of this SECTION 2.1, consist of telephone confirmation of such filing to Purchaser and Receivables Trust Trustee, followed by delivery of a file stamped copy to Receivables Trust Trustee with a copy to Purchaser as soon as is practicable after filing) on or prior to the Effective Date, and in the case of any continuation statements filed pursuant to this SECTION 2.1, as soon as practicable after receipt thereof by RPA Seller.

          (d)  RPA Seller further agrees, at its own expense, (i) on or prior to
(A) the Automatic Addition Termination Date or an Automatic Addition Suspension Date, or subsequent to a Restart Date, in the case of any Accounts designated pursuant hereto prior to such date, (B) the applicable Addition Date, in the case of Supplemental Accounts, and (C) the applicable Removal Date, in the case of Removed Accounts, to indicate in its appropriate computer files that Receivables created in connection with the Accounts (other than Removed Accounts) have been sold to Purchaser pursuant to this Agreement and transferred by Purchaser to the Receivables Trust pursuant to the applicable Transfer Agreement for the benefit of the Holders (or conveyed to the Transferor or its designee in accordance with SECTION 2.9 of the Pooling and Servicing Agreement or SECTION 2.7 of the Transfer and Servicing Agreement, as the case may be, in the case of Removed Accounts) by including in such computer files the code identifying each such Account (or, in the case of Removed Accounts, either including such a code identifying the Removed Accounts only if the removal occurs prior to the Automatic Addition Termination Date or Automatic Addition Suspension Date or subsequent to a Restart Date, or deleting such code thereafter) and (ii) on or prior to the date referred to in CLAUSES (i)(A), (B) or (C), as


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applicable, to deliver to Purchaser and Receivables Trust Trustee an Account
Schedule (PROVIDED that such Account Schedule shall be provided in respect of Automatic Additional Accounts on or prior to the Determination Date relating to the Monthly Period during which the respective Addition Dates occur) specifying for each such Account, as of the Automatic Addition Termination Date or Automatic Addition Suspension Date, in the case of CLAUSE (i)(A), the applicable Addition Cut Off Date, in the case of Supplemental Accounts, and the Removal Date, in the case of Removed Accounts, its account number, the aggregate amount outstanding in such Account and the aggregate amount of Principal Receivables in such Account. Such Account Schedule shall be supplemented from time to time to reflect Supplemental Accounts and Removed Accounts. Once the code referenced in CLAUSE (i) of this paragraph has been included with respect to any Account, RPA Seller further agrees not to alter such code or other notation during the term of this Agreement unless and until (x) such Account becomes a Removed Account,
(y) a Restart Date has occurred on which Purchaser starts including Automatic Additional Accounts as Accounts or (z) RPA Seller shall have delivered to Purchaser and Receivables Trust Trustee and, after the Certificate Trust Termination Date, the Owner Trustee at least 30 days prior written notice of its intention to do so and has taken such action as is necessary or advisable to cause the respective interests of Purchaser and Receivables Trust Trustee in the Receivables and other Trust Assets to continue to be perfected with the priority required by this Agreement and the applicable Transfer Agreement, respectively.

          (e) It is the intention of the parties hereto that the conveyances of the Existing Assets, the Receivables and the other Related Assets by RPA Seller to Purchaser as provided in this SECTION 2.1 be, and be construed as, an absolute sales or capital contributions, including for accounting purposes, without recourse except as explicitly provided herein, of the Existing Assets, the Receivables and the other Related Assets by RPA Seller to Purchaser. Furthermore, it is not intended that such conveyance be deemed a pledge of the Existing Assets, the Receivables and the other Related Assets by RPA Seller to Purchaser to secure a debt or other obligation of RPA Seller. If, however, notwithstanding the intention of the parties, the conveyance provided for in this SECTION 2.1 is determined to be a transfer for security, then this Agreement shall also be deemed to be a security agreement and RPA Seller hereby grants to Purchaser a security interest in all of RPA Seller's right, title and interest in and to the Existing Assets, the Receivables and the other Related Assets.

          Section 2.2 ADDITION OF ADDITIONAL ACCOUNTS.

          (a) REQUIRED ADDITIONS. If Purchaser is required, pursuant to SECTION 2.8(b) of the Pooling and Servicing Agreement or SECTION 2.6 of the Transfer and Servicing Agreement, to designate additional Eligible Accounts as Supplemental Accounts or to convey Participation Interests to the Receivables Trust, Purchaser shall so notify RPA Seller. RPA Seller shall designate such Eligible Accounts as Supplemental Accounts and shall convey to Purchaser


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Receivables in such Supplemental Accounts or (if it so elects) shall convey such
Participation Interests to Purchaser, subject to the same qualifications and restrictions as are set forth in SECTION 2.8 of the Pooling and Servicing Agreement or SECTION 2.6 of the Transfer and Servicing Agreement, as applicable, with respect to Purchaser; PROVIDED, HOWEVER, that the failure of RPA Seller to transfer Receivables or Participation Interests to Purchaser as provided in this paragraph solely as a result of the unavailability of a sufficient amount of Eligible Receivables shall not constitute a breach of this Agreement; PROVIDED FURTHER, that any such failure which has not been timely cured will nevertheless result in the occurrence of an Early Amortization Event with respect to each Series for which, pursuant to the Supplement therefor, a failure by Purchaser to convey Receivables in Additional Accounts or Participation Interests to the Receivables Trust by the day on which it is required to convey such Receivables or Participation Interests constitutes an "EARLY AMORTIZATION EVENT" (as defined in such Supplement).

          (b) PERMITTED ADDITIONS. Subject to the restrictions and qualifications set forth in SECTION 2.8 of the Pooling and Servicing Agreement or SECTION 2.6 of the Transfer and Servicing Agreement, Purchaser shall exercise its rights to designate additional Eligible Accounts as Supplemental Accounts or Automatic Additional Accounts pursuant to SECTIONS 2.8(a) and (c) of the Pooling and Servicing Agreement or SECTIONS 2.6(a) and (c) of the Transfer and Servicing Agreement when requested to do so by RPA Seller.

          (c) ADDITIONAL APPROVED PORTFOLIOS. Subject to the restrictions and qualifications set forth in SECTION 2.8(e) of the Pooling and Servicing Agreement or SECTION 2.6 of the Transfer and Servicing Agreement, Purchaser shall exercise its rights to designate additional portfolios of accounts as "Approved Portfolios" when requested to do so by RPA Seller.

          (d) DELIVERY OF DOCUMENTS. RPA Seller agrees to provide to Purchaser such information, certificates, financing statements, opinions and other materials as are reasonably necessary to enable Purchaser to satisfy its obligations under SECTION 2.8 of the Pooling and Servicing Agreement and SECTION
2.6 of the Transfer and Servicing Agreement with respect to Supplemental Accounts, Automatic Additional Accounts or Participation Interests of RPA Seller. In the case of the designation of Supplemental Accounts, RPA Seller shall deliver to Purchaser on the date designated by Purchaser (i) the computer file, microfiche list or written list required to be delivered pursuant to
SECTION 1.1 with respect to such Supplemental Accounts and (ii) a duly executed, written assignment, substantially in the form of EXHIBIT A (the "SUPPLEMENTAL CONVEYANCE").

          (e) REPRESENTATIONS AND WARRANTIES. In connection with the designation of any Eligible Account as a Supplemental Account, the conveyance of any Participation Interests to Purchaser, RPA Seller shall represent and warrant that:


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               (i)  each Supplemental Account is, as of the Addition Date, an
          Eligible Account, and each Receivable in such Supplemental Account is, as of the Addition Cut Off Date, an Eligible Receivable; no selection procedures believed by RPA Seller to be materially adverse to the interests of Purchaser or the Holders or were utilized in selecting the Additional Accounts from the available Eligible Accounts in an Approved Portfolio; and that as of the Addition Date, RPA Seller is not insolvent; and

               (ii) as of the Addition Date, the Supplemental Conveyance constitutes a valid sale to Purchaser of all right, title and interest of RPA Seller in and to the Receivables and the Related Assets then existing and thereafter created from time to time in the Supplemental Accounts, and such property will be held by Purchaser free and clear of any Lien of any Person claiming through or under RPA Seller or any of its Affiliates

          Section 2.3 REMOVAL OF ACCOUNTS. Purchaser may remove Accounts from the Receivables Trust in accordance with SECTION 2.9 of the Pooling and Servicing Agreement or SECTION 2.7 of the Transfer and Servicing Agreement. On each day on which Accounts are removed from the Receivables Trust pursuant to
SECTION 2.9 of the Pooling and Servicing Agreement or SECTION 2.7 of the Transfer and Servicing Agreement, RPA Seller and Purchaser may, but shall not be required to, by mutual agreement, remove Accounts from the operation of this Agreement. RPA Seller agrees to provide to Purchaser such information, certificates, financing statement, opinions and other materials as are reasonably necessary to enable Purchaser to satisfy its obligations under
SECTION 2.9 of the Pooling and Servicing Agreement and SECTION 2.7 of the Transfer and Servicing Agreement with respect to the removal of Accounts.

                                  ARTICLE III

                            CONSIDERATION AND PAYMENT

          Section 3.1 PURCHASE PRICE.

          (a) The "PURCHASE PRICE" for the Receivables (including Receivables in Additional Accounts) to be conveyed to Purchaser under this Agreement that come into existence on or after the Effective Date shall be payable on each Business Day on which such Receivables are conveyed by RPA Seller to Purchaser in an amount equal to 100% of the Principal Receivables so conveyed, adjusted from time to time with respect to Principal Receivables originated hereafter to reflect such factors as RPA Seller and Purchaser mutually agree will result in a Purchase Price determined to approximate the fair market value of such Principal Receivables. If and to the extent that Purchaser shall not have funds available to pay RPA Seller the Purchase Price for the Receivables transferred on any day, an amount equal to the portion of the Purchase Price for such Receivables for which Purchaser shall not have funds shall be deemed to be a borrowing by Purchaser from RPA Seller under the Subordinated Note in the


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amount of such deficiency; PROVIDED that no borrowing may be made under the
Subordinated Note if, after giving effect to such borrowing, Purchaser Tangible Equity would be less than Required Purchaser Tangible Equity; and PROVIDED, FURTHER, that RPA Seller may, in its discretion, contribute Receivables on any Business Day and the Purchase Price of such Receivables shall be deemed to be a capital contribution from RPA Seller to Purchaser.

          (b) RPA Seller is hereby authorized by Purchaser to endorse on the schedule attached to the Subordinated Note (or a continuation of such schedule attached thereto and made a part thereof) an appropriate notation evidencing the date and amount of each borrowing thereunder, as well as the date and amount of each payment made with respect thereto; PROVIDED that the failure of any Person to make such a notation shall not affect any obligations of Purchaser thereunder.

          (c) The terms and conditions of the Subordinated Note and all borrowings thereunder shall be as follows:

               (i) All amounts paid by Purchaser with respect to the Subordinated Note shall be allocated first to the repayment of accrued interest until all such interest is paid, and then to the outstanding principal amount of the Subordinated Note.

               (ii) The outstanding principal amount of the Subordinated Note shall bear interest at a fixed rate per annum of 10% from the Effective Date, calculated based on a 360-day year consistently of twelve thirty-day months, or such other rate as shall be agreed upon by RPA Seller and Purchaser from time to time (such rate as in effect from time to time, the "SUBORDINATED NOTE RATE"). Interest on the
          Subordinated Note shall be payable on [    ], 2001 and the 15th day of
          each calendar month thereafter, or if the 15th is not a Business Day, the next succeeding Business Day (each such date, an "INTEREST PAYMENT DATE"). If on any Interest Payment Date, the amount of funds available to pay interest on the Subordinated Note is insufficient to pay any amount due under the Subordinated Note, then interest shall be payable only to the extent funds are available thereof. All interest in the Subordinated Note that is not paid when due pursuant to this paragraph shall be payable on the next Interest Payment Date on which funds are available therefore and all such unpaid interest shall accrue interest at the Subordinated Note Rate until paid in full.

               (iii) Purchaser may at its option, prepay the Subordinated Note at any time and from time to time; provided that in no event shall RPA Seller or any holder of the Subordinated Note have any right to demand any payment of principal under the Subordinated Note prior to the date that is one year and one day after the latest occurring Series Termination Date for any Series of Investor Certificates or any Series of Notes (the "SUBORDINATED NOTE MATURITY DATE").


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          Section 3.2 ADJUSTMENTS TO PURCHASE PRICE. During any Monthly Period,
if (a) Servicer adjusts downward the amount of any Receivable because of a rebate, refund, unauthorized charge or billing error to an accountholder, or because such Receivable was created in respect of merchandise which was refused or returned by an accountholder, or if Servicer otherwise adjusts downward the amount of any Receivable without receiving Collections therefor or charging off such amount as uncollectible or (b) any Principal Receivable is discovered by Servicer as having been created through a fraudulent or counterfeit charge, then the Purchase Price shall be reduced as provided below (a "CREDIT ADJUSTMENT"). The amount of such Credit Adjustment with respect to any Receivable adjusted downward as described in CLAUSE (a) of the preceding sentence, shall be equal to the amount of such adjustment and, with respect to any Receivable described in clause (b) of the preceding sentence, shall equal either (i) the Purchase Price paid with respect to such Receivable (including any portion thereof deemed to be a borrowing under the Subordinated Note or deemed to be a capital contribution from RPA Seller to Purchaser) as determined on the date on which such Receivable was purchased computed in accordance with SECTION 3.1 or (ii) in the case of any Receivable that was deemed to have been sold to Purchaser by RPA Seller prior to the Effective Date, the principal balance of such Receivable. The amount of any Credit Adjustment may be offset against any amounts due from Purchaser to RPA Seller on such day; provided that, subject to the following proviso, RPA Seller shall not be obligated to make any cash payment with respect to a Credit Adjustment until the Distribution Date following the Monthly Period in which such Credit Adjustment arose in accordance with SECTION 3.3; provided, further, that, if, as a result of the occurrence of any event giving rise to a Credit Adjustment, Purchaser is required to deposit funds into the Excess Funding Account pursuant to SECTION 3.9 of the Pooling and Servicing Agreement or
SECTION 3.9 of the Transfer and Servicing Agreement, RPA Seller shall pay Purchaser the amount by which the Purchase Price would be reduced in immediately available funds on or before the date Purchaser is required to make such deposit to the Excess Funding Account. To secure its obligations to make the payments required by the preceding sentence, RPA Seller hereby grants to Purchaser and its assigns, a security interest in (i) its rights to receive payments from any Merchant under any Credit Card Processing Agreement on account of rebates, refunds, unauthorized charges, refused or returned merchandise or any other event or circumstance that causes Servicer to adjust downward the amount of any Receivable without receiving Collections therefor or charging off such amount as uncollectible ("MERCHANT ADJUSTMENT PAYMENTS"), (ii) any collateral security granted to, or guaranty for the benefit of, RPA Seller with respect to Merchant Adjustment Payments, (iii) all amounts received from any Merchant on account of Merchant Adjustment Payments and (iv) all proceeds of such rights and such amounts.

          Section 3.3 SETTLEMENT AND ONGOING PAYMENT OF PURCHASE PRICE. On each Distribution Date, RPA Seller shall deliver a settlement statement (the "SETTLEMENT STATEMENT"), showing the aggregate Purchase Price of Receivables conveyed to Purchaser during the prior Monthly Period (or, with respect to the


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first Distribution Date following the Effective Date, the period from and including the Effective Date through the last day of the calendar month preceding such Distribution Date), and the amount which remains unpaid as Credit Adjustments made with respect to such period pursuant to SECTION 3.2 or any adjustment to the Purchase Price of Receivables with respect to such period pursuant to SECTION 6.1, each of which shall reduce the aggregate Purchase Price payable by Purchaser for such period. Any balance due from Purchaser to RPA Seller shall be paid in accordance with SECTION 3.1. Any balance due from RPA Seller to Purchaser shall be paid in immediately available funds.

          Section 3.4 NETTING ARRANGEMENTS. Except as otherwise required by
SECTION 4.3 of the Pooling and Servicing Agreement or SECTION 8.4(a) of the Indenture (with respect to In-Store Payments) and the terms of any Supplement, RPA Seller may permit or require payments owed by any Merchant with respect to In-Store Payments and Merchant Adjustment Payments to be netted against amounts owed by RPA Seller to that Merchant. RPA Seller shall pay to Purchaser (or, so long as RPA Seller is Servicer, deposit directly into the Collection Account) on each Business Day an amount equal to the aggregate amount of In-Store Payments netted against amounts owed by RPA Seller to the various Merchants on that Business Day. If, however, Purchaser is required under any Supplement to require RPA Seller to discontinue such netting as to any Merchant, then RPA Seller shall not permit In-Store Payments or Merchant Adjustment Payments to be netted against amounts payable by RPA Seller to that Merchant, but instead RPA Seller shall cause that Merchant to transfer to RPA Seller, not later than the second Business Day following receipt by such Merchant of any In-Store Payments or any event obligating that Merchant to make a Merchant Adjustment Payment, an amount equal to the sum of such In-Store Payments and Merchant Adjustment Payments.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

          Section 4.1 REPRESENTATIONS AND WARRANTIES OF RPA SELLER RELATING TO RPA SELLER.

          (a) REPRESENTATIONS AND WARRANTIES. RPA Seller hereby represents and warrants to, and agrees with, Purchaser as of the Effective Date and on each Closing Date, that:

               (i) ORGANIZATION AND GOOD STANDING. RPA Seller is a national banking association validly existing in good standing under the laws of the United States, and has full corporate power, authority and legal right to own its properties and conduct its business as presently owned and conducted, and to execute, deliver and perform its obligations under this Agreement.


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               (ii)  DUE QUALIFICATION. RPA Seller is duly qualified to do business and is in good standing (or is exempt from such requirements), and has obtained all necessary licenses and approvals in each jurisdiction in which failure to so qualify or to obtain such licenses and approvals would render any Credit Card Agreement relating to an Account owned by RPA Seller or any Receivable unenforceable by RPA Seller, Purchaser, the Servicer or Receivables Trust Trustee or would have a material adverse effect on the interests of Purchaser or the Holders.

               (iii) DUE AUTHORIZATION. The execution, delivery and performance of this Agreement and any other document or instrument delivered pursuant hereto (such other documents or instruments, collectively, the "CONVEYANCE PAPERS") and the consummation of the transactions provided for in this Agreement or any other Conveyance Papers have been duly authorized by all necessary corporate action on the part of RPA Seller.

               (iv) NO CONFLICT. The execution and delivery of this Agreement and the Conveyance Papers by RPA Seller, the performance of the transactions contemplated by this Agreement and the Conveyance Papers, and the fulfillment of the terms of this Agreement and the Conveyance Papers applicable to RPA Seller will not conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which RPA Seller is a party or by which it or any of its properties are bound.

               (v) NO VIOLATION. The execution, delivery and performance of this Agreement and the Conveyance Papers by RPA Seller and the fulfillment by RPA Seller of the terms hereof and thereof will not conflict with or violate any Requirements of Law applicable to RPA Seller.

               (vi) NO PROCEEDINGS. There are no proceedings or investigations pending or, to the best knowledge of RPA Seller, threatened against RPA Seller, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality (i) asserting the invalidity of this Agreement or any of the Conveyance Papers, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any of the Conveyance Papers, (iii) seeking any determination or ruling that, in the reasonable judgment of RPA Seller, would materially and adversely affect the performance by RPA Seller of its obligations under this Agreement or any of the Conveyance Papers, (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement or any of the Conveyance Papers or (v) seeking to affect adversely the income tax attributes of the Certificate Trust or the Note Trust under Federal or applicable state income or franchise tax systems.

               (vii) ALL CONSENTS REQUIRED. All approvals, authorizations, consents, orders or other actions of any Person or any governmental body or official required in connection with the execution and delivery by RPA Seller of this Agreement or any of the Conveyance Papers and the performance of the transactions contemplated by this Agreement or any of the Conveyance Papers by RPA Seller have been obtained.

               (viii) INSOLVENCY. RPA Seller is not insolvent and no Insolvency Event with respect to RPA Seller has occurred, and the transfer of the Existing Assets, the Receivables and Related Assets by RPA Seller to Purchaser contemplated hereby has not been made in contemplation of such insolvency or Insolvency Event.

          (b) NOTICE OF BREACH; RELIANCE. The representations and warranties of RPA Seller set forth in this SECTION 4.1 shall survive the transfer and assignment by RPA Seller of the Receivables to Purchaser and the transfer and assignment by Purchaser of the Receivables to the Receivables Trust. Upon discovery by RPA Seller or Purchaser of a breach of any of the representations and warranties by RPA Seller set forth in this SECTION 4.1, the party discovering such breach shall give prompt written notice to the other and to each Enhancement Provider, if any, entitled thereto pursuant to the relevant Supplement. RPA Seller hereby acknowledges that Purchaser intends to rely on the representations hereunder in connection with representations made by Purchaser to secured parties, assignees or subsequent transferees, including transfers made by Purchaser to the Certificate Trust pursuant to the Pooling and Servicing Agreement and to the Note Trust pursuant to the Transfer and Servicing Agreement. RPA Seller agrees to cooperate with Purchaser, Servicer and Receivables Trust Trustee in attempting to cure any such breach.

          Section 4.2 REPRESENTATIONS AND WARRANTIES OF RPA SELLER RELATING TO THE AGREEMENT AND THE RECEIVABLES.

          (a) REPRESENTATIONS AND WARRANTIES. RPA Seller hereby represents and warrants to Purchaser as of the Effective Date and, with respect to Additional Accounts, as of the related Addition Date that:

               (i) this Agreement and, in the case of Supplemental Accounts, the related Supplemental Conveyance, when executed and delivered on behalf of RPA Seller, each constitutes a legal, valid and binding obligation of RPA Seller, enforceable against RPA Seller in accordance with its terms, except as such enforceability may be limited by applicable Debtor Relief Laws now or hereafter in effect and by general principles of equity (whether considered in a suit at law or in equity);

               (ii) as of the Automatic Addition Termination Date or an Automatic Addition Suspension Date, as of each subsequent Addition Date with respect to Supplemental Accounts, and as of the applicable Removal Date with respect to Removed Accounts, the Account Schedule delivered pursuant to this Agreement, as supplemented to such date, is an accurate and complete listing in all material respects of all the Accounts as of such Automatic Addition Termination Date or Automatic Addition Suspension Date, the related Addition Cut Off Date or such Removal Date, as the case may be, and the information contained therein with respect to the identity of such Accounts and the Receivables existing thereunder is true and correct in all material respects as of such specified date;

               (iii) RPA Seller is the legal and beneficial owner of all right, title and interest in each Receivable and RPA Seller has the full right, power and authority to transfer the Receivables pursuant to this Agreement, and each Receivable conveyed to Purchaser by RPA Seller has been conveyed to Purchaser free and clear of any Lien of any Person claiming through or under RPA Seller or any of its Affiliates (other than Liens permitted under SECTION 5.1(b), SECTION 2.7(b) of the Pooling and Servicing Agreement or SECTION 2.5(b) of the Transfer and Servicing Agreement) and in compliance, in all material respects, with all Requirements of Law applicable to RPA Seller;

               (iv) all authorizations, consents, orders or approvals of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by RPA Seller in connection with the conveyance of such Receivable to Purchaser have been duly obtained, effected or given and are in full force and effect;

               (v) this Agreement or, in the case of Supplemental Accounts, the related Supplemental Conveyance, upon execution and delivery on behalf of RPA Seller, constitutes a valid transfer and assignment to Purchaser of all right, title and interest of RPA Seller in and to the Existing Assets, the Receivables and the other Related Assets conveyed to Purchaser by RPA Seller;

               (vi) except as otherwise expressly provided in this Agreement, the Pooling and Servicing Agreement or any Supplement thereto, the Transfer and Servicing Agreement, the Indenture or any Indenture Supplement neither RPA Seller nor any Person claiming through or under RPA Seller has any claim to or interest in the Collection Account, the Excess Funding Account, any Series Account or any Enhancement;

               (vii) with respect to each Automatic Additional Account, on the date of its creation or the date it otherwise becomes an Automatic Additional Account, and with respect to each Supplemental Account, on the related Addition Cut Off Date each such Account is classified as an Eligible Account;

               (viii) on the date of creation of each Automatic Additional Account or on the date the related account otherwise becomes an Automatic Additional Account, each Receivable contained in such Automatic Additional Account is an Eligible Receivable and, on the applicable Additional Cut Off Date, each Receivable contained in any related Supplemental Account is an Eligible Receivable; and

               (ix) as of the date of the creation of any new Receivable, such Receivable is an Eligible Receivable.

          (b) PERFECTION REPRESENTATIONS AND WARRANTIES. Debtor hereby makes the Perfection Representations and Warranties to the Secured Party. For purposes of this SECTION 4.2(b): Debtor shall mean RPA Seller, Secured Party shall mean Transferor, and Specified Agreement shall mean this Receivables Purchase Agreement. The rights and remedies with respect to any breach of the Perfection Representations and Warranties made under this SECTION 4.2(b) shall be continuing and shall survive any termination of the Specified Agreement. Secured Party shall not waive a breach of any Perfection Representation and Warranty. In order to evidence the interests of Debtor and Secured Party under the Specified Agreement, the Debtor and Servicer shall, from time to time take such action, and execute and deliver such instruments (including, without limitation, such actions or filings as are requested by the Secured Party and financing statements under the UCC as enacted and then in effect in any other jurisdiction in which the Debtor is organized, has its principal place of business or maintains any books, records, files or other information concerning the Receivables) in order to maintain and perfect, as a first priority interest, the Secured Party's security interest in the Receivables. The Debtor hereby authorizes Servicer to file financing statements under the UCC without the Debtor's signature where allowed by applicable law.

          (c) NOTICE OF BREACH; RELIANCE. The representations and warranties of RPA Seller set forth in this SECTION 4.2 shall survive the transfer and assignment by RPA Seller of the Receivables to Purchaser and the transfer and assignment by Purchaser of the Receivables to the Receivables Trust. Upon discovery by RPA Seller or Purchaser of a breach of any of the representations and warranties by RPA Seller set forth in this SECTION 4.2, the party discovering such breach shall give prompt written notice to the other and to each Enhancement Provider, if any, entitled thereto pursuant to the relevant Supplement. RPA Seller hereby acknowledges that Purchaser intends to rely on the representations hereunder in connection with representations made by Purchaser to secured parties, assignees or subsequent transferees, including transfers made by Purchaser to the Certificate Trust pursuant to the Pooling and Servicing Agreement and to the Note Trust pursuant to the Transfer and Servicing Agreement. RPA Seller agrees to cooperate with Purchaser, Servicer and Receivables Trust Trustee in attempting to cure any such breach.

          Section 4.3 REPRESENTATIONS AND WARRANTIES OF PURCHASER.

          (a) REPRESENTATIONS AND WARRANTIES. As of the Effective Date and each Closing Date, Purchaser hereby represents and warrants to, and agrees with, RPA Seller that:

               (i) ORGANIZATION AND GOOD STANDING. Purchaser is a limited liability company validly existing in good standing under the laws of the State of Delaware and has full power and authority to own its properties and conduct its business as presently owned and conducted and to execute, deliver and perform its obligations under this Agreement and the Conveyance Papers.

               (ii) DUE AUTHORIZATION. The execution and delivery of this Agreement and the Conveyance Papers and the consummation of the transactions provided for in this Agreement and the Conveyance Papers have been duly authorized by Purchaser by all necessary limited liability company action on the part of Purchaser.

               (iii) NO CONFLICT. The execution and delivery of this Agreement and the Conveyance Papers, the performance of the transactions contemplated by this Agreement and the Conveyance Papers, and the fulfillment of the terms hereof and thereof, will not conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust or other instrument to which Purchaser is a party or by which it or any of its properties are bound.

               (iv) NO VIOLATION. The execution, delivery and performance of this Agreement and the Conveyance Papers by Purchaser and the fulfillment by Purchaser of the terms contemplated herein and therein will not conflict with or violate any Requirements of Law applicable to Purchaser.

               (v) NO PROCEEDINGS. There are no proceedings or investigations pending or, to the best knowledge of Purchaser, threatened against Purchaser, before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality (i) asserting the invalidity of this Agreement or any of the Conveyance Papers, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any of the Conveyance Papers, (iii) seeking any determination or ruling that, in the reasonable judgment of Purchaser, would materially and adversely affect the performance by Purchaser of its obligations under this Agreement or any of the Conveyance Papers or
          (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement or any of the Conveyance Papers.

               (vi) ALL CONSENTS REQUIRED. All approvals, authorizations, consents, orders or other actions of any Person or of any governmental body or official required in connection with the execution and delivery by Purchaser of this Agreement and Conveyance Papers, the performance by Purchaser of the transactions contemplated by this Agreement and the Conveyance Papers and the fulfillment by Purchaser of the terms hereof and thereof, have been obtained.

          (b) NOTICE OF BREACH. The representations and warranties of RPA Seller set forth in this SECTION 4.3 shall survive the transfer and assignment by RPA Seller of the Receivables to Purchaser. Upon discovery by RPA Seller or Purchaser of a breach of any of the representations and warranties by Purchaser set forth in this SECTION 4.3, the party discovering such breach shall give prompt written notice to Receivables Trust Trustee, the Owner Trustee, and to each Enhancement Provider, if any, entitled thereto pursuant to the relevant Supplement. Purchaser agrees to cooperate with RPA Seller, Servicer and Receivables Trust Trustee in attempting to cure any such breach. For purposes of the representations and warranties set forth in this SECTION 4.3, each reference to a Supplement shall be deemed to refer only to those Supplements in effect as of the relevant Closing Date

                                   ARTICLE V

                                   COVENANTS

          Section 5.1 RPA SELLER COVENANTS. RPA Seller hereby covenants and agrees with Purchaser as follows:

          (a) RECEIVABLES NOT TO BE EVIDENCED BY PROMISSORY NOTES. Except in connection with the enforcement or collection of an Account, RPA Seller will take no action to cause any Receivable transferred by it pursuant hereto to be evidenced by any "instrument," and, if any such Receivable is so evidenced (whether or not in connection with the enforcement or collection of an Account), it shall be deemed to be an Ineligible Receivable in accordance with SECTION 6.1.

          (b) SECURITY INTERESTS. Except for the conveyances hereunder or as otherwise provided herein, RPA Seller will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist, any Lien on any Receivable, whether now existing or hereafter created, or any interest therein; and RPA Seller will immediately notify Purchaser of the existence of any Lien on any Receivable of which RPA Seller has knowledge; and RPA Seller shall defend the right, title and interest of Purchaser in, to and under the Receivables, whether now existing or hereafter created, against all claims of third parties claiming through or under RPA Seller; PROVIDED that nothing in this SECTION 5.1(b) shall prevent or be deemed to prohibit RPA Seller from suffering to exist upon any of the Receivables any Lien for taxes if such taxes shall not at the time be due and payable or if RPA Seller shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto.

          (c) DELIVERY OF COLLECTIONS OR RECOVERIES. If RPA Seller receives Collections or Recoveries, RPA Seller agrees to pay to Purchaser (or the Servicer if Purchaser so directs) all such Collections and Recoveries as soon as practicable after receipt thereof but in no event later than two Business Days after the Date of Processing by RPA Seller; PROVIDED that for so long as RPA Seller is acting as Servicer pursuant to the applicable Transfer Agreement, RPA Seller shall apply Collections and Recoveries received by it in accordance with the applicable Transfer Agreement.

          (d) NOTICE OF LIENS. RPA Seller shall notify Purchaser promptly after becoming aware of any Lien on any Receivable other than the conveyances hereunder or under the Pooling and Servicing Agreement, the Transfer and Servicing Agreement or the Indenture or any Lien permitted under SECTION 5.1(b) hereof, SECTION 2.7(b) of the Pooling and Servicing Agreement or SECTION 2.5(b) of the Transfer and Servicing Agreement.

          (e) DOCUMENTATION OF TRANSFER. RPA Seller shall cause to be executed, filed and delivered to Trustee (with copies to Purchaser) any documents (including financing statements and/or continuation statements under the UCC) that would be necessary to perfect and maintain the security interest in and to the Existing Assets, the Receivables and the Related Assets contemplated by this Agreement.

          (f) APPROVAL. The execution, delivery and performance of RPA Seller's obligations under this Agreement, and the transactions contemplated hereby, have been duly approved by RPA Seller's Board of Directors.

          (g) SALE. RPA Seller agrees to treat the conveyance of the Receivables to Purchaser hereunder as a sale for all purposes (including all tax and financial accounting purposes).

          (h) CONTINUOUS PERFECTION. RPA Seller shall not change its name, identity or structure in any manner that might cause any financing or continuation statement filed pursuant to this Agreement to be misleading unless RPA Seller shall have delivered to Purchaser at least 30 days prior written notice thereof and, no later than 30 days after making such change, shall have taken all action necessary or advisable to amend such financing statement or continuation statement so that it is not misleading. RPA Seller shall not change the jurisdiction under whose laws it is organized, its chief executive office or change the location of its principal records concerning the Receivables or the Collections unless it has delivered to Purchaser at least 30 days prior written notice of its intention to do so and has taken such action as is necessary or advisable to cause the interest of Purchaser in the Receivables and other Related Assets to continue to be perfected with the priority required by this Agreement.

          (i) CREDIT CARD AGREEMENTS AND GUIDELINES. RPA Seller shall comply with and perform its obligations under the Credit Card Agreements relating to the Accounts and the Credit Card Guidelines except insofar as any failure to comply or perform would not materially or adversely affect the rights of the Receivables Trust, the Issuer, the Investor Holders or the Noteholders. RPA Seller may change the terms and provisions of the Credit Card Agreements or the Credit Card Guidelines in any respect (including the reduction of the required minimum monthly payment, the calculation of the amount, or the timing, of charge offs and Periodic Finance Charges and other fees assessed thereon), but only if such change is made applicable to any comparable segment of the revolving credit card accounts owned and serviced by RPA Seller which have characteristics the same as, or substantially similar to, the Accounts that are the subject of such change, except as otherwise restricted by an endorsement, sponsorship or other agreement between RPA Seller and an unrelated third party or by the terms of the Credit Card Agreements. In addition, except as otherwise required by any Requirement of Law, or as is deemed by RPA Seller to be necessary in order for RPA Seller to maintain its credit card business, based upon a good faith assessment by RPA Seller, in its sole discretion, of the nature of the competition in the credit card business, RPA Seller shall not at any time reduce the Periodic Finance Charges assessed on any Receivable or other fees on any Account if, as a result of such reduction, Transferor's reasonable expectation of the Portfolio Yield (as defined in any Supplement) as of such date would be less than the then Base Rate (as defined in such Supplement).

          (j) INSURED STATUS UNDER THE FDIA. RPA Seller shall preserve its status as an insured bank under the FDIA by insuring its deposits with the FDIC in accordance with the provisions of the FDIA and FDIC regulations.

          (k) SEPARATE CORPORATE EXISTENCE. The hereby acknowledges that the Certificate Trust Trustee, the Indenture Trustee, the Holders and the Issuer are, and will be, entering into the transactions contemplated by the Transaction Documents in reliance upon Purchaser's identity as a legal entity separate from RPA Seller, the Servicer and any other Person. Therefore, RPA Seller shall take all reasonable steps to maintain its existence as a corporation separate and apart from Purchaser and to make it apparent to third parties that the is an entity with assets and liabilities distinct from those of Purchaser and that Purchaser is not a division of RPA Seller.

                                   ARTICLE VI

                              REPURCHASE OBLIGATION

          Section 6.1 REASSIGNMENT OF INELIGIBLE RECEIVABLES. If (a) any representation or warranty under SECTION 4.2(a)(ii), (iii), (iv), (vii), (viii) or (ix) is not true and correct in any material respect as of the date specified therein with respect to any Receivable or any related Account or (b) any representation or warranty made by RPA Seller pursuant to SECTION 2.4(a)(ii),
(iii), (iv), (vii), (viii) or (ix) of the Existing PSA is not true and correct in any material respect as of the date specified therein with respect to any Receivable transferred to the Certificate Trust prior to the Effective Date or any related Account and, in either case, as a result thereof Purchaser is required to accept a reassignment of Ineligible Receivables pursuant to SECTION 2.5(b) of the Pooling and Servicing Agreement or SECTION 2.4(d) of the Transfer and Servicing Agreement, RPA Seller shall pay to Purchaser an amount in cash equal to either (i) the Purchase Price paid for any such Ineligible Receivable by Purchaser to RPA Seller (including any portion thereof deemed to be a borrowing under the Subordinated Note or deemed to be a capital contribution from RPA Seller to Purchaser) or (ii) in the case of any Receivable that was deemed to have been sold to Purchaser by RPA Seller prior to the Effective Date, the principal balance of such Receivable. Such amount may be offset against any amounts due from Purchaser to RPA Seller with respect to the Purchase Price for Receivables sold to Purchaser on such day; PROVIDED that RPA Seller shall not be obligated to make any such cash payment until the Distribution Date following a Monthly Period with respect to amounts owing for such Monthly Period in accordance with SECTION 3.3. The obligation of RPA Seller set forth in this Section shall constitute the sole remedy respecting any breach of the representations and warranties set forth in the above-referenced Sections or failure to meet the conditions set forth in the definition in the Pooling and Servicing Agreement or the Indenture of Eligible Receivable with respect to such Receivable available to Purchaser.

          Section 6.2 REASSIGNMENT OF HOLDERS' INTEREST IN TRUST PORTFOLIO. If
(a) any representation or warranty set forth in SECTION 4.1(a)(i), (ii) or (iii) or SECTION 4.2(a)(i), (v) or (vi) is not true and correct in any material respect or (b) any representation or warranty made by RPA Seller pursuant to
SECTION 2.3(a), (b) or (c) of the Existing PSA or SECTION 2.4(a)(i), (v) or (vi) of the Existing PSA with respect to any Receivable transferred to the Certificate Trust prior to the Effective Date or any related Account is not true and correct in any material respect and, in either case, as a result thereof Purchaser is required to accept a reassignment of the Receivables transferred to the Receivables Trust by Purchaser pursuant to SECTION 2.6 of the Pooling and Servicing Agreement or SECTION 2.4(f) of the Transfer and Servicing Agreement, RPA Seller shall be obligated to accept a reassignment of Purchaser's interest in such Receivables on the terms set forth below.

          RPA Seller shall pay to Purchaser by depositing in the Collection Account in same-day funds, not later than 10:00 A.M. New York City time, on the Transfer Date following the Monthly Period in which such reassignment obligation arises, in payment for such reassignment, an amount equal to the Portfolio Reassignment Price. The obligation of RPA Seller set forth in this Section shall constitute the sole remedy respecting any breach of the representations and warranties set forth in the above-referenced Sections available to Purchaser.

          Section 6.3 CONVEYANCE OF REASSIGNED RECEIVABLES. Upon the request of RPA Seller, Purchaser shall execute and deliver to RPA Seller a reconveyance substantially in such form and upon such terms as shall be acceptable to RPA Seller, pursuant to which Purchaser evidences the conveyance to RPA Seller of all of Purchaser's right, title, and interest in any Receivables reconveyed to RPA Seller pursuant to SECTIONS 6.1 and 6.2. Purchaser shall (and shall cause Receivables Trust Trustee to) execute such other documents or instruments of conveyance or take such other actions as RPA Seller may reasonably require to effect any repurchase of Receivables pursuant to this ARTICLE VI.

                                  ARTICLE VII

                              CONDITIONS PRECEDENT

          Section 7.1 CONDITIONS TO PURCHASE. The obligations of Purchaser to make its initial purchase of Receivables hereunder shall be subject to RPA Seller delivering to Purchaser on or before the Effective Date such document, certificates and resolutions that Purchaser is required to deliver to the Certificate Trust Trustee, any Enhancement Provider or any Rating Agency in connection with the amendment and restatement of the Pooling and Servicing Agreement on the date of this Agreement.

          Section 7.2 CONDITIONS TO PURCHASER'S OBLIGATIONS REGARDING ADDITIONAL RECEIVABLES. The obligations of Purchaser to purchase any Receivables created on or after the Effective Date shall be subject to the satisfaction of the following conditions:

          (a) All representations and warranties of RPA Seller contained in this Agreement shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on the date of such purchase;

          (b) All information (concerning any Account to which such Receivables relate) provided to Purchaser shall be true and correct in all material respects as of the date of such purchase; and

          (c) RPA Seller shall have recorded and filed, at its expense, any UCC-1 or other financing statement as required as of the date of such purchase pursuant to SECTION 2.1(b).

          Section 7.3 CONDITIONS PRECEDENT TO OBLIGATIONS OF RPA SELLER. The obligations of RPA Seller to sell on any date Receivables shall be subject to the satisfaction of the following conditions:

          (a) All representations and warranties of Purchaser contained in this Agreement shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on the date of such sale; and

          (b) Payment or provision for payment of the Purchase Price in accordance with the provision of SECTIONS 3.1, 3.2 and 3.3 hereof shall have been made.

                                  ARTICLE VIII

                          TERM AND PURCHASE TERMINATION

          Section 8.1 TERM. This Agreement shall commence as of the date of execution and delivery hereof and shall continue until the later of the termination of the Certificate Trust as provided in ARTICLE XII of the Pooling and Servicing Agreement or the termination of the Note Trust as provided in
SECTION 8.1 of the Trust Agreement.

          Section 8.2 PURCHASE TERMINATION. If an Insolvency Event shall occur with respect to RPA Seller, then RPA Seller shall immediately cease to transfer Principal Receivables to Purchaser and shall promptly give notice to Purchaser and Receivables Trust Trustee of such Insolvency Event. Notwithstanding any cessation of the transfer to Purchaser of additional Principal Receivables, Principal Receivables transferred to Purchaser prior to the occurrence of such Insolvency Event and Collections in respect of such Principal Receivables and Finance Charge Receivables whenever created, accrued in respect of such Principal Receivables, shall continue to be property of Purchaser transferable by Purchaser to the Receivables Trust pursuant to the Pooling and Servicing Agreement or the Transfer and Servicing Agreement, as applicable.

                                   ARTICLE IX

                            MISCELLANEOUS PROVISIONS

          Section 9.1 AMENDMENT. This Agreement and any Conveyance Papers and the rights and obligations of the parties hereunder may not be changed orally, but only by an instrument in writing signed by Purchaser and RPA Seller in accordance with this SECTION 9.1. This Agreement and any Conveyance Papers may be amended from time to time by Purchaser and RPA Seller (i) to cure any ambiguity, (ii) to correct or supplement any provisions herein which may be inconsistent with any other provisions herein or in any such other Conveyance Papers, (iii) to add any other provisions with respect to matters or questions arising under this Agreement or any Conveyance Papers that shall not be inconsistent with the provisions of this Agreement or any Conveyance Papers,
(iv) to change or modify the Purchase Price, (v) to change, modify, delete or add any other obligation of RPA Seller or Purchaser and (vi) to provide for the transfer by RPA Seller or Purchaser of its interest in and to all or part of the Accounts in accordance with the provisions of the Pooling and Servicing Agreement or the Transfer and Servicing Agreement (if such transfer is for less than all of the Accounts, the respective rights, duties and obligations of Purchaser, RPA Seller and Servicer will be determined at the time of such transfer); PROVIDED that no amendment pursuant to CLAUSE (v) of this SECTION 9.1 shall be effective unless RPA Seller and Purchaser have been notified in writing that the Rating Agency Condition has been satisfied. Any reconveyance executed in accordance with the provisions hereof shall not be considered to be an amendment to this Agreement. A copy of any amendment to this Agreement shall be sent to Trustee and each Rating Agency.

          SECTION 9.2 GOVERNING LAW. THIS AGREEMENT AND THE CONVEYANCE PAPERS SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

          Section 9.3 NOTICES. All demands, notices, instructions, directions and communications under this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered at, mailed by registered mail, return receipt requested, or sent by facsimile transmission to (a) in the case of Purchaser, to WFN Credit Company, LLC, [________], Attention: [________] (facsimile no. [_________]), (b) in the case of RPA Seller, to World Financial Network National Bank, 800 Techcenter Drive, Gahanna, Ohio 43230, Attention:
[____________] (facsimile no. [___________]), (c) in the case of the Certificate Trust Trustee or the Indenture Trustee, to BNY Midwest Trust Company, [________], Attention of [_______] (facsimile no. [__________]) and (d) in the case of the Rating Agency for a particular Series, the address, if any, specified in the Supplement relating to such Series.

          Section 9.4 SEVERABILITY OF PROVISIONS. If any one or more of the covenants, agreements, provisions or terms of this Agreement or any Conveyance Paper shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, and terms of this Agreement or any Conveyance Paper and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of any Conveyance Paper.

          Section 9.5 MERGER OR CONSOLIDATION OF, OR ASSUMPTION OF THE OBLIGATIONS OF, RPA SELLER. (a) RPA Seller shall not consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any Person unless:

               (i) the Person formed by such consolidation or into which RPA Seller is merged or the Person which acquires by conveyance or transfer the properties and assets of RPA Seller substantially as an entirety shall be, if RPA Seller is not the surviving entity, an entity organized and existing under the laws of the United States of America or any State or the District of Columbia, and, if RPA Seller is not the surviving entity, such entity shall expressly assume, by an agreement supplemental hereto, executed and delivered to Purchaser and Receivables Trust Trustee, in form reasonably satisfactory to Purchaser and Receivables Trust Trustee, the performance of every covenant and obligation of RPA Seller hereunder;

               (ii) RPA Seller has delivered to Purchaser and Receivables Trust Trustee (A) an Officer's Certificate stating that such consolidation, merger, conveyance or transfer and such supplemental agreement comply with this Section and that all conditions precedent herein provided for relating to such transaction have been complied with, and (B) an Opinion of Counsel to the effect that such supplemental agreement is a valid and binding obligation of such surviving entity enforceable against such surviving entity in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally from time to time in effect and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

               (iii) RPA Seller shall have delivered to Purchaser and Receivables Trust Trustee and each Rating Agency a Tax Opinion, dated the date of such consolidation, merger, conveyance or transfer, with respect thereto;

               (iv) if Transferor is not the surviving entity, the surviving entity shall file new UCC-1 financing statements with respect to the interest of Purchaser in the Receivables.

               (b) This SECTION 9.5 shall not be construed to prohibit or in any way limit RPA Seller's ability to effectuate any consolidation or merger pursuant to which RPA Seller would be surviving entity.

               (c) RPA Seller shall notify each Rating Agency promptly after any consolidation, merger, conveyance or transfer effected pursuant to this
SECTION 9.5;

               (d) The obligations of RPA Seller hereunder shall not be assignable nor shall any Person succeed to the obligations of RPA Seller hereunder except in each case in accordance with (i) the provisions of the foregoing paragraphs or (ii) conveyances, mergers, consolidations, assumptions, sales or transfers to other entities (1) for which RPA Seller delivers an Officer's Certificate to Purchaser and Receivables Trust Trustee indicating that RPA Seller reasonably believes that such action will not adversely affect in any material respect the interests of Purchaser or any Noteholder, (2) which meet the requirements of CLAUSE (ii) of PARAGRAPH (a) and (3) for which such purchaser, transferee, pledgee or entity shall expressly assume, in an agreement supplemental hereto, executed and delivered to Purchaser and Receivables Trust Trustee in writing in form satisfactory to RPA Seller and Receivables Trust Trustee, the performance of every covenant and obligation of RPA Seller thereby conveyed.

          Section 9.6 ACKNOWLEDGEMENT AND AGREEMENT OF RPA SELLER. (a) By execution below, RPA Seller expressly acknowledges and agrees that all of Purchaser's right, title, and interest in, to, and under this Agreement, including all of Purchaser's right, title, and interest in and to the Receivables purchased pursuant to this Agreement, will be assigned by Purchaser to the Certificate Trust Trustee for the benefit of the Holders and after the Certificate Trust Termination Date will be assigned by Purchaser to the Note Trust, and RPA Seller consents to such assignment. Additionally, RPA Seller agrees for the benefit of the Certificate Trust Trustee, the Holders and the Note Trust that any amounts payable by RPA Seller to Purchaser hereunder which are to be paid by Purchaser to Receivables Trust Trustee for the benefit of the Holders shall be paid by RPA Seller, on behalf of Purchaser, directly to Receivables Trust Trustee. Any payment required to be made on or before a specified date in same-day funds may be made on the prior business day in next-day funds.

          (b) To the extent that RPA Seller retains any interest in the Existing Assets and the Receivables now existing and arising from time to time in the Accounts and the Related Assets, RPA Seller hereby grants to (a) the Certificate Trust Trustee for the benefit of the Investor Certificateholders and
(b) effective as of the Certificate Trust Termination Date, the Indenture Trustee for benefit of the Noteholders, a security interest in all of RPA Seller's right, title and interest, whether now owned or hereafter acquired, in, to and under the Existing Assets and the Receivables now existing and arising from time to time in the Accounts and the Related Assets, to secure the performance of all of the obligations of RPA Seller hereunder, under the Pooling and Servicing Agreement, the Indenture and the other Transaction Documents.

          Section 9.7 FURTHER ASSURANCES. Each of Purchaser and RPA Seller agrees to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by each other and by their respective permitted successors and assigns in order to more fully to effect the purposes of this Agreement and the Conveyance Papers, including the execution of any UCC financing statements or continuation statements or equivalent documents relating to the Receivables for filing under the provisions of the UCC or other law of any applicable jurisdiction.

          Section 9.8 NONPETITION COVENANT. Notwithstanding any prior termination of this Agreement, RPA Seller shall not, at any time, institute against, solicit or join or cooperate with or encourage any institution against Purchaser of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceedings under any United States federal or state bankruptcy or similar law.

          Section 9.9 NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of Purchaser or RPA Seller, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

          Section 9.10 COUNTERPARTS. This Agreement and all Conveyance Papers may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

          Section 9.11 BINDING THIRD-PARTY BENEFICIARIES. This Agreement and the Conveyance Papers will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. The parties hereto intend that the Certificate Trustee, the Note Trust and the Indenture Trustee shall be third-party beneficiaries of this Agreement.

          Section 9.12 MERGER AND INTEGRATION. Except as specifically stated otherwise herein, this Agreement and the Conveyance Papers set forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement and the Conveyance Papers.

          Section 9.13 SCHEDULES AND EXHIBITS. The schedules and exhibits attached hereto and referred to herein shall constitute a part of this Agreement and are incorporated into this Agreement for all purposes.

          IN WITNESS WHEREOF, Purchaser and RPA Seller have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

                                   WFN CREDIT COMPANY, LLC,
                                     as Purchaser



                                   By:  __________________________________
                                        Name______________________________
                                        Title_____________________________


                                   WORLD FINANCIAL NETWORK
                                   NATIONAL BANK, as RPA Seller



                                   By:  __________________________________
                                        Name______________________________
                                        Title_____________________________

Acknowledged and Accepted:



BNY MIDWEST TRUST COMPANY,
as Certificate Trust Trustee and
as Indenture Trustee



By:  ________________________________
     Name____________________________
     Title___________________________

                                                                       EXHIBIT A


                         FORM OF SUPPLEMENTAL CONVEYANCE

                         (As required by Section 2.2 of
                       the Receivables Purchase Agreement)

          SUPPLEMENTAL CONVEYANCE NO. ______ dated as of ___________ 20_, by and between WORLD FINANCIAL NETWORK NATIONAL BANK ("RPA SELLER") and WFN CREDIT COMPANY, LLC, ("PURCHASER") pursuant to the Receivables Purchase Agreement referred to below.

                                   WITNESSETH:

          WHEREAS, RPA Seller and Purchaser are parties to a Receivables Purchase Agreement, dated as of [___________], 2001 (hereinafter as such agreement may have been, or may from time to time be, amended, supplemented or otherwise modified, the "RECEIVABLES PURCHASE AGREEMENT");

          WHEREAS, pursuant to the Receivables Purchase Agreement, RPA Seller wishes to designate Supplemental Accounts to be included as Accounts and RPA Seller wishes to convey the Receivables of such Supplemental Accounts, whether now existing or hereafter created, to Purchaser pursuant to the Receivables Purchase Agreement (as each such term is defined in the Receivables Purchase Agreement); and

          WHEREAS, Purchaser is willing to accept such designation and conveyance subject to the terms and conditions hereof.

          NOW, THEREFORE, RPA Seller and Purchaser hereby agree as follows:

          1. DEFINED TERMS. Each capitalized term used herein shall have the meanings specified in the Receivables Purchase Agreement unless otherwise defined herein.

          "ADDITION DATE" shall mean, with respect to the Supplemental Accounts designated hereby, _________ 200_.

          2. DESIGNATION OF SUPPLEMENTAL ACCOUNTS. RPA Seller delivers herewith an Account Schedule containing a true and complete schedule identifying all such Supplemental Accounts and specifying for each such Account, as of the Additional Cut Off Date, its account number, the aggregate amount outstanding in such Account and the aggregate amount of Principal Receivables in such Account. Such Account Schedule shall be, as of the date of this Supplemental Conveyance, incorporated into and made part of this Supplemental Conveyance and is marked as
Schedule I to this Supplemental Conveyance.

          3.   CONVEYANCE OF RECEIVABLES.

               (a) RPA Seller sells, transfers, assigns, sets over and otherwise conveys to Purchaser (collectively, the "CONVEYANCE"), without recourse, all of its right, title and interest in, to and under the Receivables generated by such Supplemental Accounts, now existing and hereafter arising, all Recoveries allocable to such Supplemental Accounts and all monies due or to become due thereunder and all amounts received with respect thereto and all proceeds thereof. The foregoing sale, transfer, assignment, set-over and conveyance does not constitute and is not intended to result in a creation or an assumption by Purchaser of any obligation of Servicer, RPA Seller or any other Person in connection with the Accounts, the Receivables or under any agreement or instrument relating thereto.

               (b)  In connection with the Conveyance and in accordance with
SECTION 2.1(b) of the Receivables Purchase Agreement, RPA Seller agrees to record and file, at its own expense, one or more UCC financing statements (and continuation statements with respect to such financing statements when applicable) with respect to the Receivables, now existing and hereafter created, for the sale of accounts meeting the requirements of applicable state law in such manner and in such jurisdictions as may be necessary or advisable to perfect or evidence the sale and assignment of the Receivables to Purchaser, and to deliver a file-stamped copy of such financing statement or other evidence of such filing to Purchaser.

               (c) In connection with such sale, RPA Seller further agrees, at its own expense, on or prior to the date of this Supplemental Conveyance, to indicate in its appropriate computer files or other records that all Receivables created in connection with the Supplemental Accounts designated hereby have been conveyed to Purchaser pursuant to this Supplemental Conveyance.

          4. ACCEPTANCE BY PURCHASER. Subject to the satisfaction of the conditions set forth in SECTION 6 of this Supplemental Conveyance, Purchaser hereby acknowledges its acceptance of all right, title and interest to the property, now existing and hereafter arising, conveyed to Purchaser pursuant to
SECTION 3(a) of this Supplemental Conveyance, and declares that it shall maintain such right, title and interest. Purchaser further acknowledges that, prior to or simultaneously with the execution and delivery of this Supplemental Conveyance, RPA Seller delivered to Purchaser the Account Schedule described in
SECTION 2 of this Supplemental Conveyance.

          5. REPRESENTATIONS AND WARRANTIES OF RPA SELLER. RPA Seller hereby represents and warrants to Purchaser as of the date of this Supplemental Conveyance and as of the Addition Date that:

               (a) LEGAL, VALID AND BINDING OBLIGATION. This Supplemental Conveyance constitutes a legal, valid and binding obligation of RPA Seller enforceable against RPA Seller in accordance with its terms, except as such enforceability may be limited by applicable Debtor Relief Laws now or hereinafter in effect and by general principles of equity (whether considered in a suit at law or in equity);

               (b) ELIGIBILITY OF ACCOUNTS. Each Supplemental Account designated hereby is an Eligible Account;

               (c) SELECTION PROCEDURES. No selection procedure was used by RPA Seller which would result in a selection of Supplemental Accounts that would have a result that would be materially less favorable to the interests of Purchaser or the Investor Holders of any Series as of the Addition Date than a random selection;

               (d) INSOLVENCY. RPA Seller is not insolvent and, after giving effect to the conveyance set forth in Section 3 of this Supplemental Conveyance, will not be insolvent;

               (e) SALE OF RECEIVABLES. This Supplemental Conveyance constitutes a valid sale, transfer and assignment to Purchaser of all right, title and interest of RPA Seller in the Receivables and other Related Assets now existing or hereafter arising, all monies due or to become due and all amounts received with respect thereto and the proceeds thereof, relating thereto;

               (f) NO CONFLICT. The execution and delivery of this Supplemental Conveyance, the performance of the transactions contemplated by this Supplemental Conveyance and the fulfillment of the terms hereof, will not conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust or other instrument to which RPA Seller is a party or by which it or its properties are bound;

               (g) NO VIOLATION. The execution and delivery of this Supplemental Conveyance by RPA Seller, the performance of the transactions contemplated by this Supplemental Conveyance and the fulfillment of the terms hereof applicable to RPA Seller will not conflict with or violate any Requirements of Law applicable to RPA Seller;

               (h) NO PROCEEDINGS. There are no proceedings or investigations, pending or, to the best knowledge of RPA Seller, threatened against RPA Seller before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality (i) asserting the invalidity of the Receivables Purchase Agreement or this Supplemental Conveyance, (ii) seeking to prevent the consummation of any of the transactions contemplated by the Receivables Purchase Agreement or this Supplemental Conveyance, (iii) seeking any determination or ruling that, in the reasonable judgment of RPA Seller, would materially and adversely affect the performance of RPA Seller of its obligations under the Receivables Purchase Agreement or this Supplemental Conveyance or (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Supplemental Conveyance; and

               (i) ALL CONSENTS. All authorizations, consents, orders or approvals of any court or other governmental authority required to be obtained by RPA Seller in connection with the execution and delivery of this Supplemental Conveyance by RPA Seller and the performance of the transactions contemplated by this Supplemental Conveyance by RPA Seller, have been obtained.

          6.   CONDITIONS PRECEDENT. The acceptance of Purchaser set forth in
SECTION 4 of this Supplemental Conveyance is subject to the satisfaction, on or prior to the Addition Date, of the following conditions precedent:

               (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by RPA Seller in SECTION 5 of this Supplemental Conveyance shall be true and correct in all material respects as of the date of this Supplemental Conveyance and as of the Addition Date;

               (b) OFFICER'S CERTIFICATE. RPA Seller shall have delivered to Purchaser an Officer's Certificate confirming that (i) the Supplemental Accounts shall be Eligible Accounts or specify which, if any, of such Accounts are not Eligible Accounts and (ii) (A) no selection procedure was used by RPA Seller or Purchaser which would result in a selection of Supplemental Accounts that would have a result that would be materially less favorable to the interests of the Investor Holders of any Series as of the Addition Date than a random selection; and (B) the list of Supplemental Accounts, as of the Additional Cut Off Date, is a true and complete schedule identifying all such Supplemental Accounts and specifies for each such Account, as of the Additional Cut Off Date, its account number, the aggregate amount outstanding in such Account and the aggregate amount of Principal Receivables in such Account; and

               (c) ADDITIONAL INFORMATION. RPA Seller shall have delivered to Purchaser such information as was reasonably requested by Purchaser to satisfy itself as to the accuracy of the representation and warranty set forth in
Section 5(d) of this Supplemental Conveyance.

          7. Ratification of the Receivables Purchase Agreement. The Receivables Purchase Agreement is hereby ratified, and all references to the "RECEIVABLES PURCHASE AGREEMENT," to "THIS AGREEMENT" and "HEREIN" shall be deemed from and after the Addition Date to be a reference to the Receivables Purchase Agreement as supplemented by this Supplemental Conveyance. Except as expressly amended hereby, all the representations, warranties, terms, covenants and conditions of the Receivables Purchase Agreement shall remain unamended and shall continue to be, and shall, remain, in full force and effect in accordance with its terms and except as expressly provided herein shall not constitute or be deemed to constitute a waiver of compliance with or consent to non-compliance with any term or provision of the Receivables Purchase Agreement.

          8. Counterparts. This Supplemental Conveyance may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the undersigned have caused this Supplemental Conveyance to be duly executed and delivered by their respective duly authorized officers on the day and the year first above written.

                                           WFN CREDIT COMPANY, LLC,
                                           as Purchaser



                                           By:  ___________________
                                                Name:
                                                Title


                                           WORLD FINANCIAL NETWORK
                                           NATIONAL BANK, as RPA Seller



                                           By:  ___________________
                                                Name:
                                                Title

                                                                   Schedule I to
                                                         Supplemental Conveyance


                              SUPPLEMENTAL ACCOUNTS

                                                                       EXHIBIT B


                                SUBORDINATED NOTE

          FOR VALUE RECEIVED, the undersigned, a Delaware limited liability company ("PURCHASER"), hereby unconditionally promises to pay to the order of WORLD FINANCIAL NETWORK NATIONAL BANK ("WFN") in lawful money of the United States of America in immediately available funds on the Subordinated Note Maturity Date, the aggregate unpaid amount (as shown in the records of RPA Seller or, at the RPA Seller's option, on the schedule attached hereto and any continuation thereof) of all borrowings made by Purchaser from RPA Seller to fund the acquisition of Receivables in connection with the transactions
contemplated by the Receivables Purchase Agreement, dated as of [          ],
2001 (as amended and supplemented from time to time, the "RECEIVABLES PURCHASE AGREEMENT"), among Purchaser and RPA Seller. Purchaser may at its option prepay this Note in whole or in part at any time and from time to time; provided that in no event shall the holder hereof have any right to demand any payment of principal hereunder prior to the Subordinated Note Maturity Date.

          Capitalized terms used and not otherwise defined herein have the meanings assigned to them in the Receivables Purchase Agreement.

          The undersigned further agrees to pay interest from the date hereof on the unpaid principal amount hereof from time to time at the rate and at the times specified in the Receivables Purchase Agreement. Interest shall be payable in arrears on each Interest Payment Date and upon final payment of the unpaid principal amount hereof.

          This Note is subordinate and junior in right and time of payment to all "SENIOR DEBT" of Purchaser, which is any Indebtedness of Purchaser and all renewals, extensions, refinancings and refundings thereof, except any such Indebtedness that expressly provides that it is not senior or superior in right of payment hereto. "INDEBTEDNESS" is any indebtedness, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereto) and guarantees of any of the foregoing, whether or not any such indebtedness would appear as a liability on a balance sheet of Purchaser prepared on a consolidated basis in accordance with generally accepted accounting principles.

          All scheduled payments of principal and interest in respect of Senior Debt must be paid before this Note shall be payable, and all scheduled payments of principal and interest on this Note shall be payable only to the extent that Purchaser, after paying all its accounts payable and other expenses and obligations, has the funds to make such payments. Purchaser agrees, and the holder hereof by accepting this Note agrees, to the subordination provisions herein contained.

          Upon prior written notice to Purchaser, the holder hereof may sell, pledge, assign or otherwise transfer this Note; PROVIDED, that prior to such sale, pledge, assignment or transfer, the Rating Agency Condition is satisfied.

          This Note shall be governed by and construed in accordance with the laws of the State of New York.

          The holder of this Note, by its acceptance hereof, hereby covenants and agrees that it will not at any time institute against Purchaser any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law.

          IN WITNESS WHEREOF, Purchaser has caused this Subordinated Note to be duly executed as of the day and year first above written.

                                                 WFN CREDIT COMPANY, LLC



                                                  By:
                                                      ------------------------
                                                      Name:
                                                      Title:

Schedule Attached to Note dated _________, __________ of WFN CREDIT COMPANY, LLC payable to the order of WORLD FINANCIAL NETWORK NATIONAL BANK.


   Date and Amount of        Date and Amount of        Unpaid Principal
        Borrowing                 Repayment                 Balance             Notation Made by

                                                                      Schedule I


                                ACCOUNT SCHEDULE

                        DEEMED INCORPORATED BY REFERENCE

                                TABLE OF CONTENTS


                                                                                   PAGE
                                                                                   ----
ARTICLE I      DEFINITIONS..........................................................1

     Section 1.1    Definitions.....................................................1

     Section 1.2    Other Definitional Provisions...................................2

ARTICLE II     SALE AND CONTRIBUTION OF RECEIVABLES.................................3

     Section 2.1    Sales and Contributions.........................................3

     Section 2.2    Addition of Additional Accounts.................................5

     Section 2.3    Removal of Accounts.............................................7

ARTICLE III    CONSIDERATION AND PAYMENT............................................7

     Section 3.1    Purchase Price..................................................7

     Section 3.2    Adjustments to Purchase Price...................................9

     Section 3.3    Settlement and Ongoing Payment of Purchase Price................9

     Section 3.4    Netting Arrangements...........................................10

ARTICLE IV     REPRESENTATIONS AND WARRANTIES......................................10

     Section 4.1    Representations and Warranties of RPA Seller Relating to
                    RPA Seller.....................................................10

     Section 4.2    Representations and Warranties of RPA Seller Relating to
                    the Agreement and the Receivables..............................12

     Section 4.3    Representations and Warranties of Purchaser....................15

ARTICLE V      COVENANTS...........................................................16

     Section 5.1    RPA Seller Covenants...........................................16

ARTICLE VI     REPURCHASE OBLIGATION...............................................19

     Section 6.1    Reassignment of Ineligible Receivables.........................19

     Section 6.2    Reassignment of Holders' Interest in Trust Portfolio...........19

     Section 6.3    Conveyance of Reassigned Receivables...........................20

ARTICLE VII    CONDITIONS PRECEDENT................................................20

     Section 7.1    Conditions to Purchase.........................................20

     Section 7.2    Conditions to Purchaser's Obligations Regarding
                    Additional Receivables.........................................20

     Section 7.3    Conditions Precedent to Obligations of RPA Seller..............21

                                TABLE OF CONTENTS
                                  (CONTINUED)


                                                                                   PAGE
                                                                                   ----
ARTICLE VIII   TERM AND PURCHASE TERMINATION.......................................21

     Section 8.1    Term...........................................................21

     Section 8.2    Purchase Termination...........................................21

ARTICLE IX     MISCELLANEOUS PROVISIONS............................................21

     Section 9.1    Amendment......................................................21

     Section 9.2    GOVERNING LAW..................................................22

     Section 9.3    Notices........................................................22

     Section 9.4    Severability of Provisions.....................................22

     Section 9.5    Merger or Consolidation of, or Assumption of the
                    Obligations of, RPA Seller.....................................23

     Section 9.6    Acknowledgement and Agreement of RPA Seller....................24

     Section 9.7    Further Assurances.............................................24

     Section 9.8    Nonpetition Covenant...........................................25

     Section 9.9    No Waiver; Cumulative Remedies.................................25

     Section 9.10   Counterparts...................................................25

     Section 9.11   Binding Third-Party Beneficiaries..............................25

     Section 9.12   Merger and Integration.........................................25

     Section 9.13   Schedules and Exhibits.........................................25

Exhibit A      Form of Supplemental Conveyance....................................A-1
Exhibit B      Form of Subordinated Note..........................................B-1
Schedule I     Account Schedule...................................................I-1


                                      -ii-